                                                                    EXHIBIT 4.11


                                FIRST AMENDMENT
                 TO SECOND AMENDED AND RESTATED LOAN AGREEMENT


                     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") made as of the 26th day of June, 1997 among Evergreen Media Corporation of Los Angeles, a Delaware corporation (the "Borrower"), the financial institutions whose names appear as Lenders on the signature pages hereto (collectively, the "Lenders"), Toronto Dominion (Texas), Inc., Bankers Trust Company, The Bank of New York, NationsBank of Texas, N.A. and Union Bank of California (collectively, the "Managing Agents"), Toronto Dominion Securities (USA), Inc. (the "Syndication Agent") and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders (the "Administrative Agent"),

                              W I T N E S S E T H:

                     WHEREAS, the Borrower, the Lenders, the Managing Agents, the Syndication Agent and the Administrative Agent are parties to that certain Second Amended and Restated Loan Agreement dated as of April 25, 1997 (the "Loan Agreement"); and

                     WHEREAS, Evergreen Media Corporation (the "Parent Company") has issued that certain Second Amended and Restated Parent Company Guaranty dated as of April 25, 1997 (the "Existing Parent Company Guaranty"), in favor of Toronto Dominion (Texas), Inc., as collateral agent on behalf of the Lenders and the Issuing Bank (the "Collateral Agent"), pursuant to which the Parent Company has guaranteed the full payment and performance of the Obligations (as defined in Loan Agreement) of the Borrower; and

                     WHEREAS, as security for its obligations arising under the Parent Company Guaranty, the Parent Company has pledged all of the Borrower's outstanding Capital Stock to the Collateral Agent pursuant to that certain Second Amended and Restated Stock Pledge Agreement dated as of April 25, 1997 (the "Existing Stock Pledge Agreement"); and

                     WHEREAS, in order to increase the flexibility of the Parent Company, the Parent Company and the Borrower have proposed certain changes to the corporate structure of the Parent Company and the Borrower; and

                     WHEREAS, in connection with the proposed structural changes, the Parent Company has formed a sister corporation to the Borrower, Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and desires to transfer all of the Capital Stock of the Borrower held by it to EMHC; and

                     WHEREAS, in connection with the proposed structural changes and the proposed transfer of the Capital Stock of the Borrower from the Parent Company to EMHC, the Borrower has requested the Administrative Agent, the Managing Agents, the Syndication Agent and the Lenders to agree to amend the Loan Agreement as more fully set forth herein;

                     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement except as otherwise defined or limited herein, and further agree as follows:

             1.      Amendments to Article 1.

                     (a) Article 1 of the Loan Agreement, Definitions, is hereby modified and amended by deleting the definitions of "Adjustment Period" and "Adjustment Trigger Date," each in its entirety.

                     (b) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the last sentence from the definition of "Broadcast Cash Flow."

                     (c) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting existing clause (a) of the definition of "Cash Interest Expense" and by substituting the following in lieu thereof:

                     "(a) any cash dividend on account of any Preferred Stock
             of the Borrower, or any Restricted Payments made to permit the payment of interest on Subordinated Indebtedness or cash dividends on the Preferred Stock of EMHC or the Parent Company,..."

                     (d) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding the following definition of "EMHC" immediately following the definition of "Divestiture Trust":

                     "`EMHC' shall mean Evergreen Mezzanine Holdings
             Corporation, a Delaware corporation, which, no later than the Merger Date, shall own all of the issued and outstanding Capital Stock of the Borrower."

                     (e) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding the following definition of "EMHC Guaranty" immediately following the definition of "EMHC":

                     "`EMHC Guaranty' shall mean that certain EMHC Guaranty
             dated no later than the Merger Date, issued by EMHC in favor of the Collateral Agent, in substantially the form attached hereto as Exhibit D."

                     (f) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding the following in the fourth line of the definition of "Letters of Credit" after the word "hereof,":

             "together with any letters of credit issued and outstanding under the CRBC Loan Agreement on the Merger Date (and for purposes of this definition and for all other purposes under this Agreement, any issuer of such letter of credit shall be deemed an Issuing Bank hereunder),"

                     (g) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the definition of "Merger" and substituting the following in lieu thereof:

                     "`Merger' shall mean the merger of CBC with and into EMHC
             and the merger of CRBC with and into the Borrower, with EMHC and the Borrower being the surviving corporations, pursuant to the Merger Agreement."

                     (h) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting clause (a) from the definition of "Net Cash Proceeds" and by re-lettering clauses (b), (c) and (d) to reflect such deletion, and by adding the words "or EMHC" after the words "Parent Company" in the eighth line thereof.

                     (i) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding the words "or EMHC" after the word "Company" in the fourth and the fifteenth lines of the definition of "Net Proceeds."

                     (j) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by the deleting the definition of "Parent Company" in its entirety and by substituting the following in lieu thereof:

                     "`Parent Company' shall mean Evergreen Media Corporation,
             a Delaware corporation, which, as of the Agreement Date, owns all of the issued and outstanding Capital Stock of the Borrower, and which, as of the Merger Date, shall own all of the issued and outstanding Capital Stock of EMHC."

                     (k) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the definition of "Parent Company Guaranty" in its entirety and by substituting the following definition of "Parent Company Pledge Agreement" in lieu thereof:

                     "`Parent Company Pledge Agreement' shall mean that certain
             Parent Company Pledge Agreement dated no later than the Merger Date, substantially in the form of Exhibit H-2 attached hereto."

                     (l) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding the following definition of "Parent Company Preferred Stock" immediately following the definition of "Parent Company Pledge Agreement":

                     "`Parent Company Preferred Stock' shall mean the $3.00
             Convertible Exchangeable Preferred Stock (Liquidation Preference $50.00 Per Share) issued by the Parent Company on June 16, 1997 for gross proceeds of approximately $275,000,000, with an overallotment option potentially generating up to $25,000,000 in additional gross proceeds."

                     (m) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding a new clause (j) to the definitions of "Permitted Liens," which clause shall read as follows:

                     "(j)     Liens against real estate or interests in real
             property originally filed in order to secure the Obligations (as that term is defined in the Prior Loan Agreement) under the Prior Loan Agreement, some of which remain of record."

                     (n) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the definition of "Preferred Stock" and substituting the following in lieu thereof:

                     "`Preferred Stock' shall mean (a) the CBC Preferred Stock
             upon the assumption thereof by the Borrower, EMHC, or the Parent Company at any time on or after the Merger Date, (b) the Parent Company Preferred Stock, and (c) any other preferred stock issued by the Parent Company, EMHC, or the Borrower consistent with the terms and provisions of this Agreement.

                     (o) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting existing clause (i) of subsection (e) of the definition of "Pro Forma Fixed Charges" and by substituting the following in lieu thereof:

                     "(i)     to be used to pay cash dividends on any Preferred
             Stock or interest on Subordinated Indebtedness incurred by the Parent Company, EMHC, or the Borrower,..."

                     (p) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting "Parent Company Guaranty" from the definition of "Security Documents" and by substituting "EMHC Guaranty" in lieu thereof and by inserting "the Parent Company Pledge Agreement," immediately following "the Stock Pledge Agreement."

                     (q) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the following from the definition of "Senior Leverage Ratio":

             "(i) during the Adjustment Period, if the Borrower's Total Leverage Ratio is otherwise not less than 7.00 to 1.00 or greater than 7.50 to 1.00 at such time, the Borrower may deduct from clause (a) above the expected amount of Net Cash Proceeds which will be received by the Borrower or any Subsidiary of the Borrower under any Binding Sale Agreement upon the consummation of the sale of the Required Divestiture set forth therein, and (ii) prior to the Merger Date, and without duplication of any amounts deducted pursuant to clause (i) of this proviso,"

and by substituting "prior to the Merger Date," in lieu thereof.

                     (r) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the words "or the Parent Company" from clause (a) of the definition of "Subordinated Indebtedness" and by adding the words "or EMHC" after the words "Parent Company" in clause (b) thereof.

                     (s) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by adding the words "and EMHC" to the definition of "Total Leverage Ratio" after the words "Parent Company" in the eighth line thereof and by deleting the following:

             "(i) during the Adjustment Period, if the Borrower's Total Leverage Ratio is otherwise not less than 7.00 to 1.00 or greater than 7.50 to 1.00 at such time, the Borrower may deduct from clause (a) above the amount of the Net Cash Proceeds expected to be received by the Borrower or any Subsidiary of the Borrower under any Binding Sale Agreement upon the consummation of the sale set forth therein, and (ii) prior to the Merger Date, and without duplication of any amounts deducted pursuant to clause (i) of this proviso,"

and by substituting "prior to the Merger Date," in lieu thereof.

                     (t) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting the definition of "Viacom Subordinated Indebtedness" in its entirety.

                     (u) Article 1 of the Loan Agreement, Definitions, is hereby further modified and amended by deleting "Exhibit H" from the definition of "Stock Pledge Agreement" and by substituting "Exhibit H-1" in lieu thereof.

             2. Amendment to Section 2.3. Section 2.3 of the Loan Agreement is hereby modified and amended by deleting subsection (f) thereof, Applicable Margin, in its entirety and by substituting the following in lieu thereof:

                     "(f)     Applicable Margin.  With respect to any Advance
             under the Commitments, the Applicable Margin shall be determined by the Administrative Agent based upon the Total Leverage Ratio for the most recent fiscal quarter end for which the financial statements referred to in Section 6.1 hereof required to be furnished by the Borrower to the Administrative Agent and each Lender have been so furnished, which Applicable Margin shall be effective as of the second Business Day after the delivery of such financial statements, expressed as a per annum rate of interest as follows (except that, from the date hereof through the second Business Day after the date on which the financial statements for the fiscal quarter ended June 30, 1997, are delivered to the Administrative Agent, based on the Borrower's calculation on the Agreement Date of what the Total Leverage Ratio would be on such date, after giving effect to the initial Advance of the Loans hereunder, the Applicable Margin with respect to any Prime Rate Advance shall be one-eighth of one percent (0.125%) and the Applicable Margin with respect to any Eurodollar Advance shall be one and one-eighth of one percent (1.125%), based on a theoretical Total Leverage Ratio of Total Debt as of the Agreement Date to the sum of (i) Operating Cash Flow for the four-quarter period ended March 31, 1997, and (ii) without duplication, the Operating Cash Flow of the Parent Company and EMHC for such period, in either case, expressed as a per annum rate of interest):

                                               Prime Rate Advance       Eurodollar Advance
             Leverage Ratio                    Applicable Margin         Applicable Margin
             --------------                    -----------------        -------------------
             Greater than 6.75                         1.000%                    2.000%

             Greater than 6.50 but
              less than or equal to 6.75               0.750%                    1.750%

             Greater than 6.00 but
              less than or equal to 6.50               0.375%                    1.375%

             Greater than 5.50 but
              less than or equal to 6.00               0.125%                    1.125%

             Greater than 5.00 but
              less than or equal to 5.50               0.000%                    0.875%

             Greater than 4.50 but
              less than or equal to 5.00               0.000%                    0.625%

             Greater than 4.00 but
              less than or equal to 4.50               0.000%                    0.500%

             Less than or equal to 4.00                0.000%                    0.400%

             In the event that Borrower fails to timely provide the financial statements referred to above in accordance with the terms of
             Section 6.1 hereof, and without prejudice to any additional rights under Section 8.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements."

             3.      Amendments to Section 2.7.

                     (a) Section 2.7(a) of the Loan Agreement, Repayment from Asset Sales, is hereby modified and amended by deleting the following phrase from the first parenthetical contained therein:

             "; and provided further, however, that all Net Proceeds from any Required Divestiture made during the Adjustment Period shall be applied only to the Obligations as set forth in "First" below"

                     (b) Section 2.7(b) of the Loan Agreement, Repayment from Issuance of Subordinated Indebtedness by Parent Company or Borrower, is hereby modified and amended by deleting the subsection in its entirety and by substituting the following subsection in lieu thereof:

                     "(b)     Repayment from Issuance of Subordinated
             Indebtedness by Parent Company, EMHC or Borrower. Fifty percent (50%) of the Net Proceeds of any Subordinated Indebtedness (other than Subordinated Indebtedness issued solely to refinance the CRBC Subordinated Indebtedness and which does not increase the principal amount thereof) issued by the Parent Company (to the extent such Subordinated Indebtedness is guaranteed by any of EMHC, the Borrower or any of the Borrower's Subsidiaries), EMHC or Borrower shall, on the date of receipt by the Parent Company, EMHC or Borrower be applied to the Obligations, and with respect to the Loans, such payment shall be applied, at the election of the Borrower, to the Term Loan or the Revolving Loans or any combination thereof, and that in the case of repayment of the Revolving Loans, no permanent reduction of the Revolving Loan Commitment shall be required."

             4. Amendment to Section 5.12. Section 5.12 of the Loan Agreement, Covenants Regarding Formation of Subsidiaries and Acquisitions, is hereby modified and amended by adding, in the seventh from last line of the such section, after the words "shall be accompanied," the following words:

             "promptly, but no later than thirty (30) days following the consummation of such Acquisition,..."

             5. Amendment to Section 6.5. Section 6.5 of the Loan Agreement, Notice of Litigation and Other Matters, is hereby modified by adding the words "or clause (vii)" after the words "clause (i)" in the sixth line thereof, and by adding a new clause (vii), which shall read as follows:

             "(vii) the filing by or on behalf of the Borrower or any Subsidiary of the Borrower of any application seeking FCC consent to the assignment of any FCC License to the Borrower or any Subsidiary (other than to a License Subsidiary)."

             6. Amendment to Section 7.1. Section 7.1 of the Loan Agreement, Indebtedness of the Borrower and its Subsidiaries, is hereby modified and amended by substituting "EMHC" for "the Parent Company" in the twelfth line of clause (vii), and by inserting the following immediately prior to the period in subsection (viii) thereof:

             "; and

                     (ix) other unsecured Indebtedness of the Borrower and its Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any time outstanding"

             7. Amendment to Section 7.4. Section 7.4 of the Loan Agreement, Liquidation, Change in Ownership, Disposition of Assets, Change in Business of License Subs, is hereby modified and amended (A) by deleting the words within the parentheses in subsection (a)(ii), and by substituting the following therefor: "(except a merger pursuant to the Merger Agreement, or any merger or liquidation among the Borrower and one or more of its Subsidiaries, provided that the Borrower is the surviving corporation, or between or among two or more of the Subsidiaries of the Borrower)"; (B) by adding the words, "but excluding any transfer of assets from a Subsidiary to the Borrower or another Subsidiary" at the end of the first parenthetical clause in subsection
(b); and (C) by deleting each reference is subsection (d) to "the Parent Company" and by substituting "EMHC" in lieu thereof.

             8.      Amendments to Section 7.7.

                     (a) Section 7.7(a) of the Loan Agreement, Restricted Payments and Purchases, is hereby modified and amended by deleting the words "the Parent Company" in the second line thereof and by substituting "EMHC" therefor.

                     (b) Section 7.7(b) of the Loan Agreement, Restricted Payments and Purchases, is hereby modified and amended by deleting existing subsection (b) and by substituting the following therefor:

             "(b) the Borrower and the Borrower's Subsidiaries may make Restricted Payments and Restricted Purchases for or in connection with the repayment, prepayment, repurchase or redemption of any of the Borrower's, EMHC's, or the Parent Company's equity or debt securities (including warrants for the purchase of such equity or debt securities) or otherwise during the term of this Agreement (in addition to amounts paid pursuant to Section 7.7(a) above), in an aggregate amount not to exceed at any time during the term of this agreement the sum of (i) to the extent that such sums have been contributed at any time from and after the Agreement Date as equity to the Borrower, up to $100,000,000 in proceeds of an offering of common or preferred stock of the Parent Company or any of its Subsidiaries, plus (ii) up to an additional $170,000,000, provided that such amount is used to repurchase, redeem, repay or refinance any preferred stock or bridge indebtedness issued by CBC, CRBC, the Borrower, EMHC, or the Parent Company subsequent to the Agreement Date but prior to the Merger Date, and (iii) the Broadcast Cash Flow for the twelve-month period immediately preceding the proposed payment or measurement date, provided, however, that any Restricted Payment or Restricted Purchase made under and in compliance with this Section 7.7(b) in any twelve-month period shall not cause a Default solely as a result of a decrease in such Broadcast Cash Flow during any subsequent twelve-month period;"

                     (c) Section 7.7(c), (d), and (e), are each modified and amended hereby such that such payments may be made directly to the Parent Company, or directly to EMHC for its own use for such purpose or for distribution to the Parent Company.

                     (d) Section 7.7 shall be further amended by the addition of a new subsection (g), which shall read as follows:

                     "(g)     The Borrower may repay at the maturity thereof
             the CRBC Subordinated Indebtedness by refinancing it with additional Subordinated Indebtedness permitted hereunder."

             9. Amendment to Section 7.8. Section 7.8 of the Loan Agreement, Leverage Ratios, is hereby modified and amended by deleting the last sentence thereof, by adding ", EMHC" after the word "Borrower" in the penultimate sentence thereof, and by adding a new clause (c) to the parenthetical, which shall read as follows:

             "(c)    by the Parent Company, but only to the extent such
             Subordinated Indebtedness is not guaranteed by any of EMHC, the Borrower, or any of the Borrower's Subsidiaries..."

             10.     Amendments to Section 8.1.

                     (a) Section 8.1(e) of the Loan Agreement, Events of Default, is hereby modified and amended by deleting existing subsection (ii) thereof and by substituting the following in lieu thereof:

             "(ii) The Parent Company shall cease to own all of the issued and outstanding common stock of EMHC; or (iii) EMHC shall cease to own all of the issued and outstanding common stock of the Borrower;..."

                     (b) Section 8.1(f), (g), (h), (j) and (m) of the Loan Agreement shall be amended to include EMHC with the same effect as the references therein to the Parent Company.

                     (c) Section 8.1(o) of the Loan Agreement, Events of Default, is hereby modified and amended by deleting the section in its entirety and substituting the following in lieu thereof:

                     "(o)     EMHC shall breach the EMHC Guaranty or the Stock
             Pledge Agreement or the Parent Company shall breach the Parent Company Pledge Agreement."

             11. Amendment to Section 11.5. Section 11.5 of the Loan Agreement, Assignment, is hereby modified and amended by deleting the first thirteen lines of subsection (b), through the end of clause (ii), and by substituting the following therefor:

                     "(b)     Each Lender may freely enter into participation
             agreements with respect to or otherwise grant participations in, or sell or assign the Indebtedness of the Borrower outstanding pursuant to this Agreement and the Notes; provided, however, that
             (i) all assignments (other than assignments described in clause
             (iv) below) and participations shall be in the minimum principal amount of $5,000,000 in the aggregate of outstanding Term Loans or Revolving Loan Commitment or combination thereof, and in integral multiples of $1,000,000 in excess thereof, (ii) all participations by any Lender may not exceed in the aggregate fifty percent (50%) of its initial share of the Commitments at the time it became a Lender hereunder, . . ."

             12. Amendment to Exhibit D. Exhibit D to the Loan Agreement, Form of Parent Company Guaranty, is hereby amended by deleting such exhibit in its entirety and by substituting Exhibit D attached hereto in lieu thereof.

             13. Amendment to Exhibit H. Exhibit H to the Loan Agreement, Form of Stock Pledge Agreement, is hereby amended by deleting the existing Exhibit H in its entirety and by substituting Exhibit H-2 attached hereto in lieu thereof, and by Exhibit H is further modified and amended by inserting Exhibit H-1 attached hereto as Exhibit H-1 to the Loan Agreement.

             14.     Waiver; No Other Amendments or Waivers.

                     (a) To permit the transfer of the capital stock of the Borrower from the Parent Company to EMHC, the Collateral Agent and the Lenders hereby agree to release the Parent Company from its obligations under the Existing Parent Company Guaranty, subject to the other terms and conditions of this Amendment. The Lenders hereby consent to the release by the Collateral Agent of its Lien on the capital stock of the Borrower pursuant to the Existing Stock Pledge Agreement. Accordingly, the Collateral Agent hereby releases such Lien and agrees to return the original stock certificates and stock powers delivered to it in connection with such Lien to the Parent Company immediately upon effectiveness of this Amendment.

                     (b) Notwithstanding the foregoing, and except for the amendments and waivers set forth above, the text of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Loan Agreement and the other Loan Documents.

             15. Effectiveness; Conditions Precedent. Upon execution of this Amendment by each of the parties hereto, Section 2 of this Amendment shall be deemed to be effective as of the Agreement Date. The effectiveness of each of the remaining provisions of this Amendment is subject to the prior fulfillment of each of the following conditions:

                     (a) The representations and warranties of the Borrower under the Loan Agreement and of other obligors under the other Loan Documents shall be true and correct as of the date hereof;

                     (b) The Administrative Agent shall have received the duly executed EMHC Guaranty from EMHC in favor of the Collateral Agent;

                     (c) The Administrative Agent shall have received a duly executed Stock Pledge Agreement from EMHC, pledging one hundred percent (100%) of its interests in the Borrower to the Administrative Agent as collateral for the Obligations, together with original stock certificates with respect thereto and duly executed, undated stock powers endorsed in blank;

                     (d) The Administrative Agent shall have received a duly executed Parent Company Pledge Agreement from the Parent Company, pledging one hundred percent (100%) of its interests in EMHC to the Collateral Agent as collateral for the Obligations and for the obligations of EMHC arising under the EMHC Guaranty, together original stock certificates with respect to EMHC and duly executed, undated stock powers endorsed in blank; and

                     (e) The Administrative Agent's receipt of all such other certificates, reports, statements, or other documents as the Administrative Agent, any Managing Agent, or any Lender may reasonably request.

             16. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

             17. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

             18. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes under the Loan Agreement.




               [Remainder of this page intentionally left blank.]

             IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.




BORROWER:                              EVERGREEN MEDIA CORPORATION OF
                                       LOS ANGELES, a Delaware corporation


                                       By:  /s/ Matthew E. Devine
                                           ------------------------------------
                                           Its:  Chief Financial Officer

                                           Attest:  /s/ Omar Chouciar
                                                    ---------------------------
                                           Its:     Vice President


ADMINISTRATIVE AGENT:                  TORONTO DOMINION (TEXAS), INC., a
                                       Delaware corporation

                                       By:  /s/ Kimberly Burleson
                                            ------------------------------------
                                            Its:  Vice President



COLLATERAL AGENT:                      TORONTO DOMINION (TEXAS), INC., a
                                       Delaware corporation

                                       By:  /s/ Kimberly Burleson
                                            -----------------------------------
                                            Its:  Vice President



ISSUING BANK:                          THE TORONTO-DOMINION BANK


                                       By:  /s/ Kimberly Burleson
                                            -----------------------------------
                                            Its:  Manager


                   [SIGNATURES CONTINUE ON FOLLOWING PAGE]





FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

MANAGING AGENTS                        TORONTO DOMINION (TEXAS), INC., a
                                       Delaware
AND LENDERS:

                                       By: /s/ Kimberly Burleson
                                           ------------------------------------
                                           Its:  Vice President


                                       THE BANK OF NEW YORK


                                       By: /s/ Joseph Matteo
                                           ------------------------------------
                                           Its: Vice President

                                       NATIONSBANK OF TEXAS, N.A.


                                       By: /s/ Jennifer Zydney
                                           ------------------------------------
                                           Its: Vice President


                                       UNION BANK OF CALIFORNIA


                                       By: /s/ Bryan Petermann
                                           ------------------------------------
                                           Its: Vice President


                                       BANKERS TRUST COMPANY


                                       By: /s/ Gina S. Thompson
                                           ------------------------------------
                                           Its: Vice President


                                       MERRILL LYNCH SENIOR FLOATING RATE
                                       FUND, INC.


                                       By: /s/ Anthony R. Clemente
                                           ------------------------------------
                                           Its: Authorized Signatory


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FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       VAN KAMPEN AMERICAN CAPITAL PRIME
                                       RATE INCOME TRUST


                                       By: /s/ Jeffrey W. Maillet
                                           ------------------------------------
                                           Its:  Senior Vice President &
                                                 Director


                                       BANK OF AMERICA NT&SA

                                       By: /s/ Matthew J. Koenig
                                           ------------------------------------
                                           Its: Vice President


                                       BANKBOSTON, N.A.


                                       By: /s/ Mark S. Denomme
                                           ------------------------------------
                                           Its: Director


                                       BANQUE PARIBAS


                                       By: /s/ Thomas Brandt
                                           ------------------------------------
                                           Its: Vice President


                                       By: /s/ John G. Acker
                                           ------------------------------------
                                           Its: Group Vice President


                                       BARCLAYS BANK PLC


                                       By: /s/ James K. Downey
                                           ------------------------------------
                                           Its: Associate Director


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FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       COMPAGNIE FINANCIERE DE CIC ET DE
                                       L'UNION EUROPEENNE


                                       By:  /s/ Marcus Edward
                                            -----------------------------------
                                            Its: Vice President


                                       By:  /s/ Brian O'Leary
                                            -----------------------------------
                                            Its: Vice President


                                       CREDIT LYONNAIS, NEW YORK BRANCH

                                       By:  /s/ James E. Morris
                                            -----------------------------------
                                            Its: Vice President


                                       CREDIT SUISSE FIRST BOSTON


                                       By:  /s/ Judith Smith
                                            -----------------------------------
                                            Its: Director


                                       By:
                                            -----------------------------------
                                            Its: Vice President


                                       THE DAI-ICHI KANGYO BANK, LTD.


                                       By:  /s/ Seiji Imai
                                            -----------------------------------
                                            Its: Vice President


                                       KEY CORPORATE CAPITAL INC.


                                       By:  /s/ Jason R. Weaver
                                            -----------------------------------
                                            Its: Vice President


                   [SIGNATURES CONTINUE ON FOLLOWING PAGE]




FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       SOCIETE GENERALE


                                       By: /s/ Mark Vigil
                                           ------------------------------------
                                           Its: Vice President


                                       BANK OF MONTREAL


                                       By:
                                           ------------------------------------
                                           Its: Senior Vice President


                                       CORESTATES BANK, N.A.


                                       By:
                                           ------------------------------------
                                           Its: Vice President


                                       FLEET NATIONAL BANK


                                       By: /s/ Christine Campanelli
                                           ------------------------------------
                                           Its: Assistant Vice President


                                       THE FUJI BANK, LIMITED, HOUSTON AGENCY


                                       By: /s/ Phillip C. Lauinger III
                                           ------------------------------------
                                           Its: Vice President & Manager


                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                       LIMITED, NEW YORK BRANCH


                                       By: /s/ S. Otsubo
                                           ------------------------------------
                                           Its: Joint General Manager


                   [SIGNATURES CONTINUE ON FOLLOWING PAGE]





FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       MELLON BANK, N.A.


                                       By:  /s/ Lisa Pellow
                                            -----------------------------------
                                            Its: Vice President


                                       PNC BANK, NATIONAL ASSOCIATION


                                       By:  /s/ Jeffrey E. Hauser
                                            -----------------------------------
                                            Its: Vice President


                                       SANWA BANK, DALLAS AGENCY


                                       By:  /s/ Matthew Patrick
                                            -----------------------------------
                                            Its: Vice President


                                       THE BANK OF NOVA SCOTIA


                                       By:  /s/
                                            -----------------------------------
                                            Its:  Authorized Signatory


                                       THE SUMITOMO BANK, LTD.


                                       By:  /s/
                                            -----------------------------------
                                            Its: Vice President and Manager


                                       By:  /s/ Julie Schell
                                            -----------------------------------
                                            Its: Vice President


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FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                       By:  /s/ Janet P. Sammons
                                            -----------------------------------
                                            Its: Vice President


                                       ABN-AMRO BANK, N.V. - HOUSTON AGENCY


                                       By:  /s/ Lila Jordan
                                            -----------------------------------
                                            Its: Vice President


                                       By:  /s/ Laurie Tuzo
                                            -----------------------------------
                                            Its: Group Vice President


                                       DRESDNER BANK AG, NEW YORK BRANCH


                                       By:  /s/ Brian H?
                                            -----------------------------------
                                            Its: Assistant Treasurer


                                       By:  /s/ Jane Majeski
                                            -----------------------------------
                                            Its: Vice President


                                       SUMMIT BANK


                                       By:  /s/
                                            -----------------------------------
                                            Its: Vice President


                                       THE TOKAI BANK, LIMITED


                                       By:
                                            -----------------------------------
                                            Its: Assistant General Manager


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FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       UNION BANK OF SWITZERLAND, NEW YORK
                                       BRANCH


                                       By:
                                           ------------------------------------
                                           Its:
                                                -------------------------------

                                       By:
                                           ------------------------------------
                                           Its:
                                                -------------------------------

                                       WELLS FARGO BANK (TEXAS), NATIONAL
                                       ASSOCIATION


                                       By:
                                           ------------------------------------
                                           Its: Banking Officer


                                       BANK OF IRELAND


                                       By:
                                           ------------------------------------
                                           Its: Account Manager


                                       CAISSE NATIONALE DE CREDIT AGRICOLE


                                       By:
                                           ------------------------------------
                                           Its: Senior Vice President/Branch
                                                Manager


                                       CRESTAR BANK


                                       By:
                                           ------------------------------------
                                           Its: Vice President


                   [SIGNATURES CONTINUE ON FOLLOWING PAGE]





FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       MERITA BANK, LTD., NEW YORK BRANCH


                                       By:
                                            -----------------------------------
                                            Its: Vice President


                                       By:
                                            -----------------------------------
                                            Its: Vice President


                                       NATIONAL CITY BANK


                                       By:
                                            -----------------------------------
                                            Its: Vice President


                                       THE ROYAL BANK OF SCOTLAND PLC


                                       By:
                                            -----------------------------------
                                            Its: Vice President


                                       RIGGS BANK, N.A.


                                       By:
                                            -----------------------------------
                                            Its: Vice President


                                       THE SUMITOMO TRUST & BANKING CO., LTD.,
                                       NEW YORK BRANCH


                                       By:
                                            -----------------------------------
                                            Its: Senior Vice President


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FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       THE YASUDA TRUST AND BANKING CO., LTD.


                                       By:
                                           ------------------------------------
                                           Its: Senior Vice President


                                       NATIONAL BANK OF CANADA


                                       By:
                                           ------------------------------------
                                           Its: Vice President


                                       By:
                                           ------------------------------------
                                           Its: Assistant Vice President


                                       CITY NATIONAL BANK


                                       By:
                                           ------------------------------------
                                           Its: Senior Vice President


                                       BANK OF SCOTLAND


                                       By:
                                           ------------------------------------
                                           Its:
                                                -------------------------------


                                       BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                                       By:
                                           ------------------------------------
                                           Its:
                                                -------------------------------


                                       HELLER FINANCIAL


                                       By:
                                           ------------------------------------
                                           Its:
                                                -------------------------------

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FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT

                                       GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                       By:
                                           ------------------------------------
                                           Its:
                                                -------------------------------


                                       SENIOR DEBT PORTFOLIO


                                       By:
                                           ------------------------------------
                                           Its:
                                                -------------------------------





FIRST AMENDMENT TO
EVERGREEN LOAN AGREEMENT